Exhibit (12)(a)
FIRST UNION CORPORATION
COMPUTATIONS OF CONSOLIDATED
RATIOS OF EARNINGS TO FIXED CHARGES




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                                                Three
                                                Months
                                                Ended                      Years Ended December 31,
                                               March 31,
(Dollars in thousands)                           1994          1993         1992        1991        1990        1989

EXCLUDING INTEREST ON DEPOSITS:

Pretax income from continuing operations        $342,460        1,220,781    581,203     419,801     327,360     441,663
Fixed charges, excluding capitalized
 interest                                        129,991          517,742    456,867     698,898     982,086     890,200

(A.) Earnings                                   $472,451        1,738,523  1,038,070   1,118,699   1,309,446   1,331,863

Interest, excluding interest on
 deposits                                       $117,319          467,181    405,297     652,393     949,046     865,413
One-third of rents                                12,672           50,561     51,570      46,505      33,040      24,787
Capitalized interest                                 142              285        381       2,326       3,144       2,507

(B.) Fixed charges                              $130,133          518,027    457,248     701,224     985,230     892,707

Consolidated ratios of earnings to
 fixed charges, excluding interest on
 deposits (A./B.)                                   3.63X            3.36       2.27        1.60        1.33        1.49


INCLUDING INTEREST ON DEPOSITS:

Pretax income from continuing operations        $342,460        1,220,781    581,203     419,801     327,360     441,663
Fixed charges, excluding capitalized
 interest                                        448,675        1,841,000  2,072,538   2,789,501   3,127,374   2,728,410

(C.) Earnings                                   $791,135        3,061,781  2,653,741   3,209,302   3,454,734   3,170,073

Interest, including interest on
 deposits                                       $436,003        1,790,439  2,020,968   2,742,996   3,094,334   2,703,623
One-third of rents                                12,672           50,561     51,570      46,505      33,040      24,787
Capitalized interest                                 142              285        381       2,326       3,144       2,507

(D.) Fixed charges                              $448,817        1,841,285  2,072,919   2,791,827   3,130,518   2,730,917

Consolidated ratios of earnings to
 fixed charges, including interest on
 deposits (C./D.)                                   1.76X            1.66       1.28        1.15        1.10        1.16

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